UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [  ])

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Quanex Building Products Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900 Houston. Texas	77024
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 961-4600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As previously disclosed, on April 22, 2024, Quanex Building Products Corporation, a Delaware corporation (“Quanex” or the “Company”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”), disclosing that the boards of directors of the Company and Tyman plc, a company incorporated in England and Wales (“Tyman”), had reached an agreement on the terms of a recommended acquisition of Tyman by the Company (the “Transaction”).

On June 6, 2024, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the solicitation of proxies in connection with the special meeting of the Company’s stockholders to be held on July 12, 2024, for purposes of voting, among other things, on a proposal to approve the issuance of shares of Quanex common stock, par value of $0.01 per share, representing the stock consideration in the Transaction.

Following the announcement of the Transaction on April 22, 2024, actions have been filed by purported Quanex stockholders against Quanex and its board of directors, and Quanex has received several demand letters. On June 20, 2024, a lawsuit styled Morgan Smith v. Quanex Building Products Corporation et al., Index No. 653115/2024 was filed in the Supreme Court of the State of New York in the County of New York. On June 21, 2024, a lawsuit styled William Johnson v. Quanex Building Products Corporation et al., Index No. 653152/2024 was filed in the Supreme Court of the State of New York in the County of New York. The complaints and demand letters assert similar claims against Quanex and its board of directors and allege, among other things, that the Proxy Statement omitted material information regarding the financial projections, the financial analyses performed by Quanex’s financial advisor and potential conflicts of interest of Quanex’s board of directors and management. The complaints seek to enjoin the Transaction unless and until the alleged omitted material information is disclosed, rescission of the Transaction and/or rescissory damages, compensatory damages, attorneys’ fees and other litigation costs.

The Company and the other defendants believe that the allegations in the complaints and the demand letters are without merit, that the Proxy Statement fully complies with the Securities Exchange Act of 1934, as amended, and all other applicable law, and that no further disclosure is required. However, solely to avoid the risk of delaying or otherwise adversely affecting the consummation of the Transaction, to avoid nuisance and minimize the expense and distraction of defending such actions, and to moot the unmeritorious disclosures claims, Quanex hereby voluntarily amends and supplements the Proxy Statement as set forth in this Current Report on Form 8-K. Nothing in the supplemental disclosures set forth below should be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations set forth in the complaints and demand letters that any additional disclosure in the Proxy Statement was or is required.

The Quanex board of directors unanimously recommends that you vote: (i) “FOR” the proposal to approve the issuance of shares of Quanex common stock representing the stock consideration in the Transaction; and (ii) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary, each as described in the Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Proxy Statement. All page references in this Current Report on Form 8-K are to pages of the Proxy Statement, and all terms used in this Current Report on Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Proxy Statement.

Supplemental Disclosures to the Proxy Statement

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Opinion of Financial Advisor to Quanex” is hereby supplemented by adding the underlined disclosure to the first and second full paragraph on page 48 of the Proxy Statement:

Unless the context indicates otherwise, (1) Enterprise Values derived from the selected companies analysis described below were calculated using balance sheet information as of the latest publicly available balance sheet information as of April 19, 2024 and prices of the common stock of the selected publicly traded companies as of the close of market on April 19, 2024; (2) transaction values for the target business derived from the selected transactions analysis described below were calculated based on implied Enterprise Values as of the public announcement date of the relevant transaction, using the estimated or announced purchase prices paid for the target businesses in the selected transactions; and (3) each of cash and cash equivalents and net debt for each of Tyman and Quanex was based on such amounts as estimated by Quanex management as of April 30, 2024 (which net debt amounts were approximately $146 million and $1 million, respectively) (and, in the case of Tyman, includes proceeds from the exercise of in-the-money options), except for the Enterprise Values derived for each company from the selected companies analysis described below, which were instead derived as described in clause (1) above. Accordingly, this information may not reflect current or future market conditions.

In addition, unless the context indicates otherwise, per share amounts for (i) Quanex Shares were calculated on a diluted basis, using the treasury stock method, based on shares, stock options, restricted shares, restricted stock units, restricted share units and performance share units, as applicable, outstanding as of January 31, 2024 (which number of diluted shares were approximately 33 million, using the closing stock price of Quanex Shares as of April 19, 2024) and (ii) for Tyman were calculated on a fully diluted basis based on shares, stock options, restricted shares, restricted stock units, restricted share units and performance share units, as applicable, outstanding as of April 19, 2024 (which number of fully diluted shares were approximately 197 million), each as provided by the respective managements of Quanex and Tyman.

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Opinion of Financial Advisor to Quanex – Tyman Financial Analyses – Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure and deleting the struck through disclosure on page 51 of the Proxy Statement:

Discounted Cash Flow Analysis. UBS performed a discounted cash flow analysis of Tyman on a standalone basis using the Tyman Projections. UBS calculated a range of implied present values as of April 30, 2024 of the standalone after-tax unlevered free cash flows that Tyman was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 12.5% and 13.5%, reflecting ~~based on~~ UBS’ estimate of Tyman’s weighted average cost of capital (“WACC”), using the capital asset pricing model (“CAPM”). UBS also calculated estimated terminal values for Tyman as of October 31, 2028, based on the estimated standalone Adj. EBITDA for fiscal year 2028 (Quanex’s fiscal year), using terminal multiples of 7.5x to 9.5x. The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 12.5% and 13.5% reflecting UBS’ estimate of ~~based on~~ Tyman’s ~~estimated~~ WACC, as described above. UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above. UBS also performed a discounted cash flow analysis of Tyman on a standalone basis using the (i) Tyman Projections as described above, and (ii) including the implied present value of estimated synergies provided by Quanex management under the section “Certain Unaudited Prospective Financial Information”, discounted to present value as of April 30, 2024 as described above. These analyses resulted in the following implied per share reference ranges for Tyman Shares as compared to the closing price of Tyman Shares on April 19, 2024 and the implied per share Consideration in the Transaction:

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Opinion of Financial Advisor to Quanex – Quanex Financial Analyses – Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure and deleting the struck through disclosure on page 52 of the Proxy Statement:

Discounted Cash Flow Analysis. UBS performed a discounted cash flow analysis of Quanex on a standalone basis using the Quanex Projections.  UBS calculated a range of implied present values as of April 30, 2024 of the standalone after-tax unlevered free cash flows that Quanex was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 13.0% and 14.0% reflecting ~~based on~~ UBS’ estimate of Quanex’s WACC, using CAPM.  UBS also calculated estimated terminal values for Quanex as of April 30, 2024, based on the estimated standalone Adj. EBITDA for fiscal year 2028, using terminal multiples of 7.5x to 9.5x.  The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 13.0% and 14.0% reflecting UBS’ estimate of ~~based on~~ Quanex’s ~~estimated~~ WACC, as described above.  UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and diluted share information described above.  This analysis resulted in the following implied per share reference range for Quanex Shares as compared to the closing price of Quanex Shares on April 19, 2024:

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Opinion of Financial Advisor to Quanex – Post-Transaction Pro Forma Financial Analyses” is hereby supplemented by adding the underlined disclosure and deleting the struck through disclosure on page 52-53 of the Proxy Statement:

UBS calculated a range of implied present values as of April 30, 2024 of the after-tax unlevered free cash flows that Quanex was forecasted to generate from May 1, 2024 through October 31, 2028 using discount rates ranging between 12.8% and 13.8% reflecting ~~based on~~ the weighted average estimated WACC of the two companies described above, based on relative contribution to cash flow and terminal value.  UBS also calculated estimated terminal values for Quanex as of October 31, 2028, based on the estimated Adj. EBITDA for fiscal year 2028, using terminal multiples of 7.5x to 9.5x.  The estimated terminal values were then discounted to present value as of April 30, 2024 using discount rates ranging between 12.8% and 13.8% based on the weighted average WACC of the two companies based on relative contribution to cash flow and terminal value.  UBS then derived an implied per share reference range from the resulting implied Enterprise Value reference range, using the net debt and share information described above, for each of Tyman and Quanex on a standalone basis, adjusted for projected net debt and share information as of an assumed closing date of April 30, 2024 based on (a) the anticipated refinancing related to the consummation of the Transaction and (b) the issuance of Quanex Shares and cash in connection with the Transaction (which projected net debt amount was approximately $720 million under the 16.4% Scenario and approximately $670 million under the 25.0% Scenario, and which estimated number of diluted shares outstanding were approximately 47 million under the 16.4% Scenario and approximately 49 million under the 25.0% Scenario, in each case, using the closing stock price of Quanex Shares as of April 19, 2024).

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Opinion of Financial Advisor to Quanex – Miscellaneous” is hereby supplemented by adding the underlined disclosure to the first full paragraph on page 54 of the Proxy Statement:

In the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own, trade or otherwise originate, hedge or enforce interests in loans, debt and/or equity securities of Quanex and Tyman for its or their own account or for the accounts of customers, and may at any time hold a long or short position in, or security interests over, such loans or securities. In the two years preceding the date of UBS’ opinion, the Global Banking division of UBS had not received any revenue for providing any investment banking services to either Quanex or Tyman.

The disclosure in the Proxy Statement under the heading “Information About the Transaction - Certain Unaudited Prospective Financial Information” is hereby restated and supplemented by (i) adding the underlined disclosure to the rows “Unlevered Free Cash Flows” in the Quanex Financial Projections and the Tyman Financial Projections and the related underlined disclosure in the respective tables and related footnotes on page 56 of the Proxy Statement, and (ii) deleting the struck through disclosures on page 56 of the Proxy Statement:

Certain Unaudited Prospective Financial Information

In connection with Quanex’s evaluation of the Transaction, and in order to provide a basis for discussions, Quanex directed UBS to use and approved the use by UBS, in each case, in connection with the financial analysis prepared by UBS and UBS’s opinion summarized in the section entitled “Opinion of Financial Advisor to Quanex”, the Quanex Projections, the Tyman Projections (for which Tyman management only provided preliminary 2024, 2025 and 2026 financial forecasts and estimates and where the 2027 and 2028 financial forecasts and estimates and other remaining modifications and assumptions to the 2024, 2025, 2026 financial forecasts and estimates were created by Quanex management and used by UBS) and Estimated Synergies by Quanex management to result from the Transaction (such projected financial information, including the Quanex Projections and the Tyman Projections, collectively, the “Financial Projections”).

The Financial Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. Quanex’s management does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results beyond the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Financial Projections were prepared by Quanex management with knowledge of the publicly available consensus estimates for both Quanex and Tyman, which for Quanex consisted of consensus estimates for the fiscal year ended October 31, 2024 and 2025 and, for Tyman, consisted of consensus estimates for the fiscal year ended December 31, 2024 and 2025. Consensus estimates were reviewed by the Quanex Board in connection with the approval of the Transaction and it is the belief of Quanex management that the Financial Projections are materially comparable, on an aggregate basis, to the consensus projections reviewed. Quanex is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Quanex does not endorse the unaudited Financial Projections included in this proxy statement as a reliable indication of future results.

The Financial Projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the Financial Projections reflect a number of estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Quanex’s and Tyman’s respective businesses, including the factors listed under “Risk Factors” beginning on page 20, all of which are difficult to predict and many of which are beyond Quanex’s or Tyman’s respective control. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the respective businesses of Quanex and Tyman (including their respective abilities to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment and changes in technology, general business and economic conditions. Various assumptions underlying the Financial Projections may not prove to have been, or may no longer be, accurate. The Financial Projections may not be realized, and actual results may be significantly higher or lower than projected in the Financial Projections. The Financial Projections summarized below do not give effect to the Transaction. The Quanex Projections were prepared on March 30, 2024 and the Tyman Projections were prepared on April 5, 2024, neither take into account any circumstances or events occurring after the date each set of projections were utilized in the course of evaluating the Transaction; thus, neither Quanex nor Tyman has updated, nor do either intend to update or otherwise revise, their respective Financial Projections. There can be no assurance that the results reflected in the Financial Projections will be realized or that actual results will not materially vary from the Financial Projections. In addition, the Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the inclusion of the Financial Projections in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

The Financial Projections and Estimated Synergies were not required to be and were not prepared in compliance with published guidelines established by the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, U.S. GAAP, IFRS (UK) or IFRS (IASB), nor were they prepared with the intention of being relied upon by stockholders of Quanex or shareholders of Tyman, including for purposes of Rule 28 of the UK Takeover Code.

No independent registered accounting firm has examined, compiled or otherwise performed any procedures with respect to the Financial Projections and, accordingly, no independent registered accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered accounting firm assumes any responsibility for the Financial Projections. The reports of Quanex’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Quanex’s historical financial information and do not extend to the Financial Projections and should not be read to do so. The reports of Tyman’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Tyman’s historical financial information and do not extend to the Financial Projections and should not be read to do so. Neither Tyman’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Certain of the financial projections set forth herein may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.

This summary of the Financial Projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Quanex, Tyman or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the Financial Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error, in each case, except as may be required under applicable law. In addition, none of Quanex, Tyman or their respective affiliates, advisors, officers, directors, partners or representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding Tyman’s or Quanex’s (whether before or after the Transaction) ultimate performance compared to the information contained in the Financial Projections will be achieved, and any statements to the contrary should be disregarded. Neither Quanex nor its financial advisor assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Financial Projections.

In light of the foregoing, and considering that Quanex’s special meeting will be held after the Financial Projections and Estimated Synergies were prepared, as well as the uncertainties inherent in any forecasted information, Quanex stockholders are cautioned not to place unwarranted reliance on such information, and all Quanex stockholders are urged to review Quanex’s most recent SEC filings for a description of Quanex’s reported financial results. See “Where You Can Find Additional Information” beginning on page 109.

Quanex Financial Projections

The following financial projections with respect to Quanex represent a summary of the Quanex Projections on a standalone basis, in each case for the operating measures identified below:

	Quanex Projections for the Fiscal Years Ended October 31(1)
	2024E	2025E	2026E	2027E	2028E
Revenue	$1,107	$1,195	$1,248	$1,305	$1,371
Adjusted EBITDA(2)	$147	$169	$180	$193	$207
Change in Net Working Capital(3)	$1	$1	$0	$(1)	$(3)
Capital Expenditures	$(47)	$(52)	$(54)	$(45)	$(46)
Unlevered Free Cash Flows(4)	$69	$89	$96	$114	$123

(1)             All dollar amounts in USD millions.

(2)            Adjusted EBITDA is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45. CY 2024E Adjusted EBITDA is $151.

(3)            Positive figures in change in Net Working Capital line represents source of cash. Change in Net Working Capital includes change in deferred taxes.

(4)            Quanex Unlevered Free Cash Flow is calculated as Adjusted EBITDA less taxes, plus non-cash lease expenses and other income, less Capital Expenditures and is adjusted for Change in Net Working Capital. Unlevered Free Cash Flow for 2024E is for the second half of the fiscal year ended October 31 only.

Adjusted EBITDA and Unlevered Free Cash Flows as presented above in the Quanex Projections ~~is a~~ are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Quanex Projections may not be comparable to similarly titled amounts used by other companies or persons.

Tyman Financial Projections

The following financial projections with respect to Tyman represent a summary of the Tyman Projections on a standalone basis, in each case for the operating measures identified below:

	Tyman Projections for the Fiscal Years Ended October 31(1)(2)(3)
	2024E	2025E	2026E	2027E	2028E
Revenue	$839	$879	$924	$971	$1,021
Adjusted EBITDA(4)	$122	$133	$146	$160	$175
Change in Net Working Capital(5)	$3	$(6)	$(7)	$(6)	$(6)
Capital Expenditures	$(27)	$(33)	$(31)	$(24)	$(23)
Unlevered Free Cash Flows(6)	$33	$74	$103	$125	$139

(1)            All dollar amounts in USD millions. Tyman Projections were converted using a historical spot rate as of April 29, 2024 of 1.2373 USD:£.

(2)            Tyman reports on an IFRS basis.

(3)            Tyman calendar year financials are converted to fiscal year ending October 31, by pro-rating calendar year using factor of 10/12 of current calendar year and 2/12 of previous calendar year.

(4)            Adjusted EBITDA is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45. CY 2024E Adjusted EBITDA is $123. CY 2024E Adjusted EBITDA (post-IFRS 16) is $136. Adjusted EBITDA (post-IFRS 16) is calculated as described above under “Opinion of Financial Advisor to Quanex” beginning on page 45.

(5)            Positive figures in change in Net Working Capital line represents source of cash.

(6)            Tyman Unlevered Free Cash Flow is calculated as Adjusted EBITDA plus synergies, less cost to achieve synergies, taxes and Capital Expenditures and is adjusted for Change in Net Working Capital. Unlevered Free Cash Flow for 2024E is for the second half of the fiscal year ended October 31 only.

Adjusted EBITDA and Unlevered Free Cash Flows as presented above in the Tyman Projections ~~is a~~ are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Tyman Projections may not be comparable to similarly titled amounts used by other companies or persons.

Estimated Synergies

Quanex’s management also estimated certain synergies that were expected to result from the Transaction and be realized by Quanex following the Transaction, which we refer to in this proxy statement as the “Estimated Synergies.” Quanex’s management provided the Estimated Synergies to (i) the Quanex Board in connection with its review and evaluation of the proposed Transaction and (ii) Quanex’s management approved the Estimated Synergies for use by UBS for the purpose of performing financial analysis in connection with UBS’ fairness opinion as described in this proxy statement under “Opinion of Financial Advisor to Quanex” beginning on page 45. Quanex anticipates that the Transaction will result in recurring annual pre-tax gross cost synergies for Quanex to reach a run-rate of approximately $30 million. The cost synergies are expected to originate from the cost bases of both Quanex and Tyman and are expected to be approximately 30% in corporate and listing related costs, 30% in procurement savings and 40% in administrative and commercial overlap. Quanex expects to realize approximately 50% of the run-rate cost savings by the end of the first full year following completion of the Transaction and 100% by the end of the second full year following completion of the Transaction, excluding any potential synergy reinvestment and associated benefits. Quanex expects that realization of the identified cost synergies will result in one-off costs to achieve of approximately $35 million in aggregate over the first two years post completion of the Transaction.

The Estimated Synergies will accrue as a direct result of the Transaction and would not be achieved on a standalone basis. Aside from integration costs, no material costs are expected to arise in connection with the Transaction. See the section above titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 16 for further information regarding the uncertainties and assumptions underlying the Estimated Synergies, as well as the section entitled “Risk Factors - We may fail to realize the anticipated benefits and operating synergies expected from the Transaction, which could adversely affect our business, financial condition and operating results” beginning on page 20 for further information regarding the uncertainties and factors associated with realizing the Estimated Synergies in connection with the Transaction.

The paragraphs above relating to Estimated Synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the UK Takeover Code. Annex D sets out further details on the Quantified Financial Benefits Statement, including the bases of belief and principal assumptions, and the confirmations required from the Quanex Board in respect of the reports required under the UK Takeover Code by KPMG, Quanex’s reporting accountants, and by UBSLB, acting as financial adviser to Quanex. References in this proxy to the Quantified Financial Benefits Statement should be read in conjunction with Annex D.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements include statements relating to the expected effects of the Transaction. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex following completion of the Transaction. Although Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, the nature, cost and outcome of any legal proceedings related to the Transaction, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and Quanex incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Proxy Statement and Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Current Report on Form 8-K.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K. All subsequent oral or written forward-looking statements attributable to Quanex, Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Publication of this Current Report on Form 8-K on website

A copy of this Current Report on Form 8-K will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex’s website at https://www.roadto2b.com by no later than 12:00 p.m. (London time) on the business day following the date of this Current Report on Form 8-K.

For the avoidance of doubt, the contents of this website and any websites accessible from hyperlinks on this website are not incorporated into, and do not form part of, this Current Report on Form 8-K.

Important Additional Information will be Filed with the SEC

In connection with the Transaction, Quanex filed the Proxy Statement with the SEC. Before making any voting decision, Quanex’s stockholders are urged to read the Proxy Statement and other relevant documents filed or to be filed with the SEC in connection with the Transaction or incorporated by reference in the Proxy Statement carefully and in their entirety because they contain important information about the Transaction and the share issuance proposal. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or directing a written request to Quanex (Attention: Investor Relations), at 945 Bunker Hill Road, Suite 900, Houston, Texas 77024 or from Quanex’s website at https://investors.quanex.com.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Current Report on Form 8-K is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Transaction will be made solely by means of the scheme document published by Tyman, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s) and the Proxy Statement. If, in the future, Quanex ultimately seeks to implement the Transaction by way of a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations.

This Current Report on Form 8-K does not constitute a prospectus or a prospectus exempted document.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the Transaction, including the share issuance proposal. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation

Date: June 26, 2024	By:	/s/ Scott Zuehlke
Name: Scott Zuehlke
Title: SVP, CFO and Treasurer